UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 8, 2016

DICK'S SPORTING GOODS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-31463	16-1241537
(Commission File Number)	(IRS Employer Identification No.)

345 Court Street Coraopolis, Pennsylvania	15108
(Address of Principal Executive Offices)	(Zip Code)

(724) 273-3400
(Registrant's Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS

On December 8, 2016, Dick's Sporting Goods, Inc. (the "Company") extended the Aircraft Charter Agreement, dated December 19, 2011, by and between Corporate Air, LLC ("Corporate Air") and the Company (the "Charter Agreement"). The Charter Agreement was scheduled to expire on December 31, 2016, and was extended to December 31, 2021. The terms of the Charter Agreement were otherwise unchanged.

Under the Charter Agreement, the Company charters for business use an aircraft (the “Aircraft”) owned by EWS II, LLC (“EWS II”), an entity owned by the Company's Chairman and Chief Executive Officer, Edward W. Stack. Corporate Air, an independent airline charter company, has a lease with EWS II under which Corporate Air operates and maintains the Aircraft, hires pilots and other staff for flight operations, and also may act to charter the Aircraft for use by third parties.

Additional details relating to the Charter Agreement can be found in the Company's proxy statement for its 2016 annual meeting of stockholders filed with the Securities and Exchange Commission on April 29, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DICK'S SPORTING GOODS, INC.

Date: December 13, 2016	By:	/s/ LEE J. BELITSKY
	Name:	Lee J. Belitsky
	Title:	Executive Vice President – Chief Financial Officer